Exhibit 99.1

GRAIL INVESTMENT CORP.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I.	Audit Committee Purpose

The Audit Committee of the Board of Directors (the “Audit Committee” or the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities relating to corporate accounting and financial reporting processes and the quality and integrity of the financial statements of Grail Investment Corp. (the “Company”). The Audit Committee’s primary duties and responsibilities are to:

•

serve as an independent and objective body to monitor the integrity of the Company’s financial statements and financial reporting process and systems of internal controls regarding finance and accounting;

•	monitor the compliance by the Company with legal and regulatory requirements, including review of the Company’s disclosure controls and procedures;

•	evaluate the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Independent Auditor”);

•	review and evaluate the activities, organizational structure, qualifications and performance of the Company’s internal audit and finance functions, to the extent such functions exist;

•	provide a means of communication among the Independent Auditor, management (including persons performing any internal audit or finance function) and the Board; and

•	fulfill the other responsibilities set out herein.

Although the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are presented in accordance with generally accepted accounting principles and that its disclosures are complete and accurate. Rather, these responsibilities fall on the Independent Auditor and Company management.

The Audit Committee members are not required to be professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the Independent Auditor, nor can the Audit Committee certify that the Independent Auditor is “independent” under applicable rules. Rather, the Audit Committee serves a Board-level oversight role where it oversees the relationship with the Independent Auditor, as set forth in this Charter, receives information and provides advice, counsel and general direction, as it deems appropriate, to management and the Independent Auditor, taking into account the information it receives, discussions with the Independent Auditor and the experience of the Committee’s members in business, financial and accounting matters.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the Independent Auditor and internal auditors, as well as any other individual in the Company. The Independent Auditor is ultimately accountable to the Audit Committee and the Board.

II.	Audit Committee Composition and Meetings

The Audit Committee shall be composed, absent a temporary vacancy, of three or more directors, as determined by the Board. Each member of the Audit Committee shall:

•

meet the independence standards specified in Section 121 of the American Stock Exchange (“AMEX”) Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to any compliance grace periods permitted by AMEX and the rules and regulations of the Securities and Exchange Commission (the “SEC”); and

•

be able to read and understand fundamental financial statements, and at least one member of the Committee shall be an Audit Committee Financial Expert, pursuant to Item 407(d)(5) of Regulation S-K, as determined by the Board.

The Board shall appoint the Audit Committee Members; members shall serve until their successors shall be duly elected and qualified. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Audit Committee shall meet at least quarterly, including by written consent, at such times and places as the Audit Committee shall determine. When necessary, the Audit Committee shall meet in executive session outside of the presence of any officer of the Company. The Chair of the Audit Committee shall report on activities of the Audit Committee to the full Board. In fulfilling its responsibilities the Audit Committee shall have authority to delegate its authority to subcommittees, in each case to the extent permitted by applicable law.

The Audit Committee shall evaluate its performance on an annual basis and establish criteria for such evaluation.

III.	Audit Committee Responsibilities and Duties

The Audit Committee:

1. Is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company, including the Independent Auditor (including the resolution of disagreements between management and the Independent Auditor regarding financial reporting). The Independent Auditor and any other registered public accounting firm engaged by the Company shall report directly to the Audit Committee and have ultimate accountability to the Audit Committee.

2. Reviews periodically with management, the Independent Auditor and the internal audit function, if any, (a) the adequacy of the Company’s internal control over and objectivity of its financial reporting (including any significant deficiencies and significant changes in internal controls reported to the Committee by the Independent Auditor or management); (b) the Company’s internal audit procedures; and (c) the adequacy and effectiveness of the Company’s disclosures controls and procedures and management reports thereon.

3. Reviews and discusses with the Independent Auditor on a timely basis (a) any significant changes in the company’s selection or application of accounting principles; (b) all critical accounting policies and practices used by the Company; (c) alternative accounting treatments within generally accepted accounting principles in the United States (“GAAP”) related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the Independent Auditor; and (d) other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences.

4. Reviews and discusses with the Independent Auditor on a timely basis the Independent Auditor’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles, financial reporting processes, both internal and external, and such further matters as the Independent Auditor presents the Audit Committee under generally accepted auditing standards.

5. Discusses policies with respect to risk assessment and risk management, significant risk exposures (whether financial, operating or otherwise) and the steps management has taken to monitor and control such exposures.

6. Discusses with the Company’s management and the Independent Auditor quarterly earnings press releases, including the interim financial information and other disclosures included therein, and any financial information and earnings guidance provided to analysts and rating agencies, and reviews the year-end audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, if deemed appropriate, recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year.

7. Obtains from the Independent Auditor on an annual basis a written statement concerning any relationships between the Independent Auditor and the Company or any other relationships that may adversely affect the independence of the Independent Auditor, consistent with the Independence Standards Board Standard No. 1, as promulgated by the Independence Standards Board. The Committee shall review and discuss with the Independent Auditor this written statement and, based on such review, assess the independence of the Independent Auditor.

8. Establishes policies and procedures for the review and pre-approval of all auditing services, internal control related services and all non-audit services provided by the Independent Auditor and to the extent required by the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002, as amended. Approval may be made by one or more members of the Committee, as designated by the Committee and/or its Chair. The designated member(s) shall report all approved non-audit services to the Committee at the next scheduled meeting, and the Committee shall decide whether the provision of these non-audit services is compatible with the independence of the Independent Auditor.

9. Reviews the scope and significant findings of the audits performed by the Independent Auditor and meets with management and the internal finance department regarding these matters.

10. Reviews the Independent Auditor’s audit plan for the current year. Discusses scope, staffing, locations, reliance upon management (including persons performing any internal audit function) and general audit approach.

11. Obtains and reviews annually a report by the Independent Auditor describing the Independent Auditor’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

12. Reviews annually with the Independent Auditor matters required to be discussed by Statements on Auditing Standards, as promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants, as they may be modified or supplemented, or other professional standards, relating to the conduct of an audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

13. Approves clear guidelines for the engagement or hiring by the Company of any individual either currently employed by the Independent Auditor or employed by the Independent Auditor at any time within the one year period preceding the proposed hire date.

14. Reviews the Company’s financing plans, the adequacy and sufficiency of the Company’s financial and accounting controls, practices and procedures, the activities and recommendations of the Independent Auditor and the Company’s reporting policies and practices and reports recommendations to the Company’s full Board for approval.

15. Annually evaluates any internal audit function and reviews the appointment, compensation and replacement of any internal auditor (or outside firm filling such role) as well as the scope of such function, key findings by such function and significant matters related thereto.

16. Establishes and reviews annually the procedures for: (i) the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

17. On behalf of the Board, on an annual basis, reviews with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations and any material reports or inquiries received from regulators or governmental agencies.

18. After the Company’s securities are publicly traded, prepares the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

19. Reviews and reassesses the adequacy of this Charter annually and recommends any proposed changes to the Board for approval.

20. Reviews with both management and the Independent Auditor all related party transactions or dealings with parties related to the Company.

21. Prior to an initial Business Combination, as defined in the Company’s Amended and Restated Certificate of Incorporation, reviews and approves all payments made to the Company’s founding stockholders, officers, directors and the Company’s affiliates, including Grail Partners LLC and its employees, prior to the consummation of an initial Business Combination, other than the repayment of advances of $200,000 made by Grail Chalice SPAC Holdings LLC and the $10,000 per month payment to Grail Partners LLC for certain administrative, technology and secretarial services, as well as use of certain limited office space, including a conference room, in New York, New York.

22. Prior to an initial Business Combination, as defined in the Company’s Amended and Restated Certificate of Incorporation, determines if the Company has complied with the requirements of Article 7 in the Company’s Amended and Restated Certificate of Incorporation. In addition, each quarter, reviews the terms of all agreements between the Company and its officers and directors filed as exhibits to the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission in regards to the Company’s initial public offering of its units, each consisting of one share of common stock and one warrant, to determine whether the parties to the agreements are in compliance.

23. Obtains assurance from the Company’s Independent Auditor that Section 10A(b) of the Exchange Act has not been implicated;

24. Advises the Board with respect to the Company’s policies and procedures regarding compliance with the Company’s Code of Conduct and Ethics.

25. Performs any other activities consistent with this Charter, the Company’s bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

26. When appropriate, designates one or more members to perform certain of the Committee’s duties on its behalf, subject to such reporting to or ratification by the Audit Committee as the Audit Committee shall direct.

IV.	Funding

The Audit Committee shall have the authority to retain independent legal counsel and independent accountants and other advisors as it deems necessary and appropriate to carry out its duties and responsibilities hereunder. The Company shall provide appropriate funding, as determined by the Audit Committee, for (i) payment of compensation to the Independent Auditor employed by the Company to render or issue an audit report or to perform other audit, review or attest services of the Company and the advisors referred to in the immediately preceding sentence employed by the Audit Committee and (ii) payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.